CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Connetic Venture Capital Access Fund on Form N- 2/A of our report dated June 21, 2024 on the financial statements of Connetic Venture Capital Access Fund.

Crowe LLP

Costa Mesa, California

June 28, 2024